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                                                        Exhibit 99.B-(h)(9)(iii)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                       AND

                          ING FINANCIAL ADVISERS, LLC

     This Amendment is dated as of 1st day of November, 2004 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (referred to as the "Adviser" in its capacity as investment adviser to the Fund, and the "Company" in its capacity as the issuer of variable annuity and variable life insurance contracts), and ING Financial Advisers, LLC (the "Distributor") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on November 28, 2001 (the "Agreement") and subsequently amended the Agreement on March 5, 2002 and May 1, 2003;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule B with the Schedule B attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


ING PARTNERS, INC.                        ING LIFE INSURANCE AND ANNUITY COMPANY


By:  /s/ James M. Hennessy                By:  /s/ Laurie M. Tillinghast
     -------------------------                 ---------------------------------
     James M. Hennessy                         Laurie M. Tillinghast
     President                                 Vice President


ING FINANCIAL ADVISERS, LLC


By:       /s/ Terran R. Titus
        -------------------------
Name:     TERRAN R. TITUS
        -------------------------
Title:    VP, ADIVSORY SERVICES
        -------------------------

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                                   SCHEDULE B

                               ING PARTNERS, INC.
                             DESIGNATED PORTFOLIOS

   ING Aeltus Enhanced Index Portfolio - Initial, Adviser and Service Class
   ING Alger Growth Portfolio - Initial, Adviser and Service Class
   ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
   ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
   ING Fidelity(R) VIP Contrafund(R) Portfolio** - Initial, Adviser and Service Class
   ING Fidelity(R) VIP Growth Portfolio - Initial, Adviser and Service Class
   ING Fidelity(R) VIP Value Strategies Portfolio - Initial, Adviser and Service Class
   ING Fidelity(R) VIP Equity-Income Portfolio - Initial, Adviser and Service Class
   ING Fidelity(R) VIP Mid Cap Portfolio - Initial, Adviser and Service Class ING Goldman Sachs(R) Capital Growth Portfolio* - Initial, Adviser and Service Class
   ING Goldman Sachs(R) Core Equity Portfolio* - Initial, Adviser and Service Class
   ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
   ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
   ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
   ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
   ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service
   Class
   ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
   ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
   ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class
   ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
   ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service
   Class
   ING UBS U.S. Allocation Portfolio - Initial, Adviser and Service Class
   ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

----------
*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.
** Fidelity(R) and Contrafund(R) are registered trademarks of FMR Corp.

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